UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 16, 2008

SYMBOLLON PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-22872	36-3463683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 Loring Drive, Framingham, Massachusetts 01702
(Address of principal executive offices)    (Zip Code)

(508) 620-7676
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2008, the Company’s Board of Directors approved modifications to the employment agreements with Paul C. Desjourdy, its Chief Executive Officer, Chief Financial Officer and President, and Jack H. Kessler, its Chief Scientific Officer.  Both agreements were modified to limit their term from December 2011 to June 2008.  In consideration for limiting the term of the employment agreements, previously granted shares of restricted Class A common stock became fully vested (900,000 and 375,000 shares, respectively, for Messrs. Desjourdy and Kessler).  The Company also agreed to cover health insurance benefits for 12 months following the termination of the employment agreements.  After the termination of his current employment agreement, Mr. Desjourdy will be employed by the Company in his current positions at $18,000 per month on a month-to-month basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 19, 2008

SYMBOLLON PHARMACEUTICALS, INC.

By: /s/ Paul C. Desjourdy
Paul C. Desjourdy
Chief Executive Officer, President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.
10.1	Termination of Amended and Restated Employment Agreement, dated May 16, 2008, between the Company and Mr. Desjourdy
10.2	Termination of Amended and Restated Employment Agreement, dated May 16, 2008, between the Company and Mr. Kessler